Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Stream Global Services, Inc.

Wellesley, MA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 17, 2008, relating to the consolidated financial statements for the year ended December 31, 2007 of Stream Global Services, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Boston, MA

October 7, 2009